UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   August 12, 2003

STERION INCORPORATED

(Exact name of Registrant as specified in its charter)

Minnesota	0-18785	41-1391803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13828 Lincoln Street NE Ham Lake, Minnesota	55304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 755-9516

Items 1-4, 6, 8-11 are not applicable and therefore omitted.

ITEM 5.

OTHER EVENTS.

On August 12, 2003, Sterion Incorporated (the “Company”) extended the expiration date of its common stock purchase warrants (the “Warrants”) issued under that certain Warrant Agreement dated August 23, 2000 (the “Agreement”).  American Stock Transfer and Trust Company, the Company’s transfer agent, currently acts as the Warrant Agent under the Agreement.

The Warrants were set to expire at 5:00 p.m. Minneapolis time on September 29, 2003.  The expiration time and date has been extended to 5:00 p.m. Minneapolis time on September 30, 2005.  The exercise price of $4.00 per share of common stock issuable upon exercise, as well as other terms of the Warrants, remains unchanged.  There are currently Warrants outstanding to purchase 379,374 shares of common stock.

A press release announcing the extension of the expiration date of the Warrants is attached hereto as Exhibit 99.1.

ITEM 7.

FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following is furnished as an Exhibit to this Report:

Exhibit No.	Description of Exhibit
99.1	Press release issued August 12, 2003.

ITEM 12.

DISCLOSURE OF RESULTS OF OPERATIONS

AND FINANCIAL CONDITION.

Sterion Incorporated hereby furnishes a press release, issued on August 12, disclosing material non-public information regarding its results of operations for the quarter ended June 30, 2003.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STERION INCORPORATED

By

/s/  Mark Buckrey

Mark Buckrey

Chief Financial Officer

Dated:  August 12, 2003